EXHIBIT H
                                                                     Page 1 of 2

GPU, INC. CONSOLIDATED
ACTUAL AND PRO FORMA CAPITALIZATION
(IN THOUSANDS)

         The actual and pro forma capitalization of GPU, Inc. and Subsidiary Companies at December 31, 1999 is as follows:

                                                          Actual                     Pro Forma(1)
                                                     ---------------                ---------------
                                                     Amount            %            Amount           %
                                                     ------           ---           ------          ---
Long-term debt                                    $ 6,420,910       56.0%        $5,365,228        56.5%
Notes payable                                       1,171,869       10.2%           385,832         4.0%
Trust preferred securities                            200,000        1.7%           200,000         2.1%
Subsidiary-obligated mantadorily
  Redeemable preferred securities                     125,000        1.1%           125,000         1.3%
Preferred stock                                        96,649        0.8%            96,649         1.0%
Common equity                                       3,464,953       30.2%         3,339,953        35.1%
                                                   ----------      -----          ---------       -----

         Total                                    $11,479,381      100.0%        $9,502,662       100.0%
                                                   ==========      =====          =========       =====

(1)      Reflects the following adjustments:

      (a)     The sale in April 2000 of GPU Powernet and GPU Gasnet for their book value of $2,389 million (which amount includes the related acquisition and other debt).

      (b)     GPU acquisition of MYR Group Inc., for $225 million in cash for which authorization is being sought in SEC File No.
              70-9599.

      (c)     The issuance through a JCP&L affiliate of asset securitization bonds for $587 million in the third quarter of 2000.

      (d)     GPU common stock repurchases of up to $125 million from time to time as subject to favorable market conditions following the sale of the Australian assets.


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                                                           EXHIBIT H Page 2 of 2

GPU ENERGY SUBSIDIARIES
ACTUAL AND PRO FORMA CAPITALIZATION
(IN THOUSANDS)

         The actual and pro forma  capitalization  of JCP&L,  Met-Ed and Penelec
Companies at December 31, 1999 is as follows:

JCP&L
                                                          Actual                     Pro Forma(1)
                                                     ---------------                ---------------
Capitalization                                       Amount            %            Amount           %
--------------                                       ------           ---           ------          ---
Long-term debt                                    $1,173,773        42.2%        $1,561,773        52.6%
Notes payable                                          -             0.0%             -             0.0%
Trust preferred securities                             -             0.0%             -             0.0%
Subsidiary-obligated mantadorily
  redeemable preferred securities                    125,000         4.5%           125,000         4.2%
Preferred stock                                       96,649         3.5%            96,649         3.3%
Common equity                                      1,385,367        49.8%         1,185,367        39.9%
                                                   ---------       -----          ---------       -----

         Total                                    $2,780,789       100.0%        $2,968,789       100.0%
                                                   =========       =====          =========       =====

(1)    Includes the Asset Securitization Issuance of $587 million less a paydown on debt of $199 million.


Met-Ed
                                                          Actual                       Pro Forma
                                                     ---------------                ---------------
Capitalization                                       Amount            %            Amount           %
--------------                                       ------           ---           ------          ---
Long-term debt                                    $  546,908        47.6%        $  596,908        52.0%
Notes payable                                          -             0.0%           105,000         9.1%
Trust preferred securities                           100,000         8.7%           100,000         8.7%
Subsidiary-obligated mantadorily
  redeemable preferred securities                      -             0.0%             -             0.0%
Preferred stock                                        -             0.0%             -             0.0%
Common equity                                        501,417        43.7%           346,417        30.2%
                                                   ---------       -----          ---------       -----

         Total                                    $1,148,325       100.0%        $1,148,325       100.0%
                                                   =========       =====          =========       =====


Penelec
                                                          Actual                       Pro Forma
                                                     ---------------                ---------------
Capitalization                                       Amount            %            Amount           %
--------------                                       ------           ---           ------          ---
Long-term debt                                    $  424,654        40.9%        $  474,654        45.7%
Notes payable                                         53,600         5.2%           148,600        14.3%
Trust preferred securities                           100,000         9.6%           100,000         9.6%
Subsidiary-obligated mantadorily
  redeemable preferred securities                      -             0.0%             -             0.0%
Preferred stock                                        -             0.0%             -             0.0%
Common equity                                        461,182        44.4%           316,182        30.4%
                                                   ---------       -----          ---------       -----

         Total                                    $1,039,436       100.0%        $1,039,436       100.0%
                                                   =========       =====          =========       =====


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